                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       FORM 8-K


                                    CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    September 29, 1998
                                                  -----------------------------


                                   SERACARE, INC.
   -----------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)


            Delaware                  0-21781                    95-4343492
   -----------------------------------------------------------------------------
         (State or other            (Commission               (I.R.S. Employer
         jurisdiction of            File Number)               Identification
          incorporation)                                            Number)


      1925 Century Park East, Suite 1970, Los Angeles, California   90067
   -----------------------------------------------------------------------------
       (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code:  (310) 772-7777
                                                          ---------------------


                                  Not Applicable
   -----------------------------------------------------------------------------
            (Former name or former address, if changed since last report)

      Total sequentially numbered pages in this document: ___.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On September 29, 1998 (the "Closing Date") SeraCare, Inc., a Delaware corporation (the "Company") acquired all of the stock of American Plasma, Inc., a Texas corporation (herein referred to as "American") located in Houston, Texas.

American operates eleven plasmapheresis centers located in: Houston, Texas
(4), South Houston, Texas; Beaumont, Texas; Longview, Texas; Casa Grande, Arizona; Phoenix, Arizona; Mesa, Arizona; and, Amarillo, Texas.

Under terms of the Stock Purchase Agreement dated September 29, 1998 (which is filed as Exhibit 2.1 to this Form 8K and incorporated herein by this reference), the purchase price paid by SeraCare (which is subject to adjustment) consisted of $8,705,428 in cash. The purchase price was determined through arms length negotiations between the Company and American. The Company financed the acquisition by drawing $5.5 million from its revolving credit facility with Brown Brothers Harriman and by obtaining bridge loans from a related party of $1.250 million and from an unrelated party of $2.0 million.

In the acquisition of the stock of American, the Company acquired all of the operating assets of American and assumed the liabilities of American, with the exception of certain "Excluded Liabilities". The operating assets acquired by SeraCare include, but are not limited to: cash; trade accounts receivable; inventories; furniture and fixtures; all machinery and equipment; all leasehold improvements; all licenses and other intangible properties including certifications, FDA licenses and trademarks; and all rights and interests arising under or in connection with any contracts with customers to which American is a party. The Company plans to continue to operate American as a wholly-owned subsidiary.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

              (1) Audited financial statements of American Plasma, Inc. for the calendar years ended December 31, 1997 and 1996.

                   a. Report of Independent Certified Public Accountants.
                   b. Balance Sheets as of  December 31, 1997 and 1996.
                   c. Statements of Earnings for the years ended December 31,
                      1997 and 1996.
                   d. Statement of Changes in Partners' Capital and
                      Stockholders' Equity for the years ended December 31, 1997 and 1996.
                   e. Statements of Cash Flows for the years ended December 31,
                      1997 and 1996.
                   f. Notes to Financial Statements.

          (b) PRO FORMA FINANCIAL INFORMATION

                  At this time, it is impractical to file the required pro forma financial information. Such data will be filed as soon as practical, but no later than 60 days after the date on which this Report on Form 8-K is filed.


          (c)  EXHIBITS

          (2.1) Stock Purchase Agreement, dated as of September 29, 1998, among SeraCare, Inc. and American Plasma, Inc. and Uro-Tech, Ltd. And Omnimed Corporation and John H. Wilson, III and Gary B. Wood, Ph.D.

                                      SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                                SERACARE, INC.



DATE:  OCTOBER 5, 1998                     BY:  /S/ BARRY D. PLOST
      ------------------                       -----------------------------
                                                BARRY D. PLOST
                                                CHAIRMAN OF THE BOARD, PRESIDENT
                                                   AND CHIEF EXECUTIVE OFFICER

                                           BY:  /S/ JERRY L. BURDICK
                                               -----------------------------
                                                JERRY L. BURDICK
                                                EXECUTIVE VICE PRESIDENT AND
                                                   CHIEF FINANCIAL OFFICER

                             FINANCIAL STATEMENTS AND
                          REPORT OF INDEPENDENT CERTIFIED
                                 PUBLIC ACCOUNTANTS

                               AMERICAN PLASMA, INC.

                             DECEMBER 31, 1997 AND 1996

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
American Plasma, Inc.

     We have audited the balance sheets of American Plasma, Inc. (formerly American Plasma, Ltd.) as of December 31, 1997 and 1996 and the related statements of earnings, changes in partners' capital and stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of American Plasma, Inc. as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

     As discussed in note A3, the Company changed its method of inventory costing in 1996.


GRANT THORNTON LLP

Houston, Texas
March 2, 1998

                               AMERICAN PLASMA, INC.

                                   BALANCE SHEETS
                                    December 31,

                                                                   1997           1996
                                                                ----------     ----------

                               ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                    $  556,709     $  561,272
   Trade accounts receivable                                       265,923        144,125
   Income taxes receivable                                          46,578            -
   Inventories                                                     519,092        805,857
   Prepaid expenses                                                 68,568         79,811
                                                                ----------     ----------
         Total current assets                                    1,456,870      1,591,065

PROPERTY AND EQUIPMENT, net                                        880,058        742,582

OTHER ASSETS
   Goodwill (less accumulated amortization of $89,600
      and $36,460)                                                 707,500        760,640
   Deferred noncompete agreement (less accumulated
      amortization of $130,387 and $53,058)                        333,593        410,923
   Deferred tax asset                                              108,776        124,056
   Deposits and other                                               26,138         29,583
                                                                ----------     ----------
                                                                 1,176,007      1,325,202
                                                                ----------     ----------
                                                                $3,512,935     $3,658,849
                                                                ----------     ----------
                                                                ----------     ----------

         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                             $   37,124     $  190,654
   Accrued liabilities                                             224,277        255,422
   Income taxes payable                                             17,124        269,491
   Current maturities of long-term obligations                     249,516        165,348
                                                                ----------     ----------
         Total current liabilities                                 528,041        880,915

LONG-TERM OBLIGATIONS, less current maturities                     807,929        943,445

COMMITMENTS                                                            -              -

STOCKHOLDERS' EQUITY
   Common stock - authorized 10,000,000 shares; par
      value $.01; issued and outstanding 1,000,000 shares           10,000         10,000
   Additional paid-in capital                                    1,254,753      1,254,753
   Retained earnings                                               912,212        569,736
                                                                ----------     ----------
                                                                 2,176,965      1,834,489
                                                                ----------     ----------
                                                                $3,512,935     $3,658,849
                                                                ----------     ----------
                                                                ----------     ----------

The accompanying notes are an integral part of these statements.

                       AMERICAN PLASMA, INC.

                     STATEMENTS OF EARNINGS
                      Year ended December 31,

                                                                   1997          1996
                                                               -----------    -----------
Net sales                                                      $17,263,384    $13,953,563
Cost of goods sold                                              15,732,753     12,811,735
                                                               -----------    -----------
      Gross profit                                               1,530,631      1,141,828

   General and administrative expenses                             726,376        991,939
                                                               -----------    -----------
      Earnings from operations                                     804,255        149,889

Other (income) expenses
   Interest expense                                                 93,568         70,134
   Other expenses, net                                             146,331        123,669
   Gain on sale of centers                                            -        (1,005,333)
                                                               -----------    -----------
                                                                   239,899       (811,530)
                                                               -----------    -----------
      Earnings before income taxes                                 564,356        961,419

Income tax expense (benefit)
   Current                                                         206,600        269,491
   Deferred                                                         15,280       (124,056)
                                                               -----------    -----------
                                                                   221,880        145,435
                                                               -----------    -----------
      Earnings before cumulative effect of a change in
         accounting principle                                      342,476        815,984

Cumulative effect of a change in accounting principle                -            197,531
                                                               -----------    -----------
      NET EARNINGS                                             $   342,476    $ 1,013,515
                                                               -----------    -----------
                                                               -----------    -----------

Basic and diluted net earnings per share:
   Net earnings per share before cumulative effect of
      a change in accounting principle                         $      0.34    $      0.81
   Cumulative effect of a change in accounting principle              -              0.20
                                                               -----------    -----------
         Net earnings per share                                $      0.34    $      1.01
                                                               -----------    -----------
                                                               -----------    -----------
Weighted average common shares outstanding                       1,000,000      1,000,000
                                                               -----------    -----------
                                                               -----------    -----------

The accompanying notes are an integral part of these statements.

                               AMERICAN PLASMA, INC.

                     STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                            AND STOCKHOLDERS' EQUITY
                      Years ended December 31, 1996 and 1997


                                           Total                     Additional
                                          partners'        Common     paid-in       Retained
                                           capital         stock      capital       earnings        Total
                                         ----------       --------   ----------     --------      ----------
Balance at January 1, 1996               $  820,974       $   -      $     -        $   -         $  820,974
Net earnings from January 1,
   through September 30, 1996               443,779           -            -            -            443,779
                                         ----------       --------   ----------     --------      ----------
Balance at September 30, 1996             1,264,753           -            -            -          1,264,753
Conversion of entity from partnership
   to corporate formation                (1,264,753)        10,000    1,254,753         -               -
Net earnings from October 1 through
   December 31, 1996                          -               -            -         569,736         569,736
                                         ----------       --------   ----------     --------      ----------
Balance at December 31, 1996                  -             10,000    1,254,753      569,736       1,834,489
Net earnings for the year                     -               -            -         342,476         342,476
                                         ----------       --------   ----------     --------      ----------
Balance at December 31, 1997             $    -           $ 10,000   $1,254,753     $912,212      $2,176,965
                                         ----------       --------   ----------     --------      ----------
                                         ----------       --------   ----------     --------      ----------


The accompanying notes are an integral part of this statement.

                              AMERICAN PLASMA, INC.

                             STATEMENT OF CASH FLOWS
                             Year ended December 31,

                                                                         1997         1996
                                                                      ---------    -----------
Cash flows from operating activities
   Net earnings                                                       $ 342,476    $ 1,013,515
   Adjustments to reconcile net earnings to net cash
      provided by operating activities
      Depreciation and amortization                                     400,721        343,272
      Gain on sale of centers                                             -         (1,005,333)
      Loss on sale of equipment                                          33,211          -
      Deferred tax provision                                             15,280       (124,056)
      Cumulative effect of a change in accounting principle               -           (197,531)
      Change in assets and liabilities
         (Increase) decrease in trade accounts receivable              (121,798)        43,668
         Increase in income taxes receivable                            (46,578)         -
         Decrease (increase) in inventories                             286,765       (448,661)
         Decrease (increase) in prepaid expenses                         11,243        (27,529)
         Decrease in other assets                                           604         53,209
         (Decrease) increase in accounts payable and
           accrued liabilities                                         (184,675)       221,495
         (Decrease) increase in income tax payable                     (252,367)       269,491
                                                                      ---------    -----------
           Net cash provided by operating activities                    484,882        141,540

Cash flows from investing activities
   Purchase of plasma centers                                             -            (62,500)
   Purchase of equipment and capital improvements                      (439,187)      (270,306)
   Proceeds from sale of centers and disposal of equipment                1,090      1,043,498
                                                                      ---------    -----------
           Net cash provided by investing activities                   (438,097)       710,692

Cash flows from financing activities
   Proceeds from note payable                                           350,000          -
   Payments on long-term obligations                                   (401,348)      (881,861)
                                                                      ---------    -----------
           Net cash used by financing activities                        (51,348)      (881,861)
                                                                      ---------    -----------
           Net decrease in cash and cash equivalents                     (4,563)       (29,629)

Cash and cash equivalents at beginning of year                          561,272        590,901
                                                                      ---------    -----------
Cash and cash equivalents at end of year                              $ 556,709    $   561,272
                                                                      ---------    -----------
                                                                      ---------    -----------
Supplemental disclosures of cash flow information
   Cash paid for interest                                             $  91,944    $    76,703
   Cash paid for income taxes                                           505,545          -
Noncash transactions
   Acquisition of plasma centers and noncompete agreement
         in exchange for debt                                             -          1,498,580

The accompanying notes are an integral part of these statements.

                               AMERICAN PLASMA, INC.

                           NOTES TO FINANCIAL STATEMENTS
                            December 31, 1997 and 1996



NOTE A - PURPOSE OF THE COMPANY AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES

   American Plasma, Inc. (the Company) was formed on February 4, 1991, to collect, market and sell blood plasma products to pharmaceutical companies and health-care providers. It operates plasmapheresis centers in Texas and Arizona.

   The Company, which had been operating as a partnership, was incorporated on September 30, 1996 in the state of Texas under the name American Plasma, Inc. The ownership interest is substantially the same. It is a wholly-owned subsidiary of Uro-Tech, Ltd.

   A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

   1.   CASH AND CASH EQUIVALENTS

   The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

   American Plasma, Inc. maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregate to approximately $237,000 at December 31, 1997. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

   2.   ACCOUNTS RECEIVABLE

   The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

   3.   INVENTORIES

   Inventories of blood plasma are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

                               AMERICAN PLASMA, INC.

                            December 31, 1997 and 1996



NOTE A - PURPOSE OF THE COMPANY AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES - CONTINUED

   Effective January 1, 1996, the Company changed its method of inventory costing to include the direct production costs of its plasma centers. Previously, such costs were charged to expense in the period incurred rather than in the period in which the inventory was sold. The Company believes this method is preferable because it provides a better matching of costs with related revenues. The $197,531 cumulative effect of this change for periods prior to January 1, 1996 is shown separately in the statement of earnings. The effect of this change in 1996 was to increase net earnings by $197,531.

   4.   PROPERTY AND EQUIPMENT

   Property and equipment are stated at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives on a straight-line basis.

   Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

   5.   NONCOMPETE AGREEMENTS

   The costs incurred for noncompete agreements when a center is purchased by the Company are amortized straight-line over the life of the individual agreement, ranging from two to six years. The Company currently has one such agreement which is being amortized over six years.

   6.   GOODWILL

   Goodwill is the excess of cost over the fair value of net assets acquired and is being amortized by the straight-line method over 15 years.

   7.   REVENUE RECOGNITION

   Revenue from sales of blood plasma is recognized when the goods are shipped to the customer.

                               AMERICAN PLASMA, INC.

                            December 31, 1997 and 1996



NOTE A - PURPOSE OF THE COMPANY AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES - CONTINUED

   8.   REVENUE FROM MAJOR CUSTOMER

   The Company has a sales contract with its major customer, Alpha Therapeutic (Alpha). Sales to this customer accounted for approximately 93% and 94% of total sales in 1997 and 1996, respectively. The sales contract states that this major customer will provide plasma donor supplies and laboratory testing services to the Company, in exchange for a price below market (equal to Alpha's invoiced cost for such supplies and services provided to the Company) on the sale of blood plasma to Alpha. The Company has accounted for these transactions as nonmonetary reciprocal exchanges and operations in the current year reflect the additional revenue and cost of goods sold that would have been recognized had the Company purchased its plasma donor supplies and laboratory testing services and sold its blood plasma at market prices. Revenues and costs of goods sold for 1996 have been reclassified for comparability. The amount of the revenue and cost of goods adjustment is approximately $6,719,000 and $5,288,000 for 1997 and 1996, respectively.

   9.   INCOME TAXES

   Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in deferred tax assets and liabilities.

   Income taxes for the period during which the Company operated as a partnership are payable by the partners and are not reflected in the Company's financial statements.

   10.   USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   11.   FAIR VALUES

   The Company's financial instruments include cash and cash equivalents, accounts receivable, accounts payable and long-term obligations. The fair value of financial instruments are determined by reference to various market data and other valuation techniques, as appropriate. The fair values of financial instruments approximated their carrying value at December 31, 1997.

                               AMERICAN PLASMA, INC.

                            December 31, 1997 and 1996



NOTE A - PURPOSE OF THE COMPANY AND SUMMARY OF SIGNIFICANT
           ACCOUNTING POLICIES - CONTINUED

   12.   NEW ACCOUNTING PRONOUCEMENTS

   In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME, and SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 130 requires that a company report comprehensive income and its components in the financial statements. SFAS No. 131 requires that a public business enterprise report financial and descriptive information about operating segments.

   SFAS No. 130 and SFAS No. 131 are required for fiscal years beginning after December 15, 1997. The Company will adopt SFAS No. 130 and SFAS No. 131 for the year ended December 31, 1998. The implementation of SFAS No. 130 and SFAS No. 131 will result only in additional disclosure and will have no other impact on the financial statements.

   13.   LONG-LIVED ASSETS

   The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those estimates. Based on management's estimation process, no impairment losses were recorded as of December 31, 1997.

   14.   EARNINGS PER SHARE

   The Company's earnings per share is presented in accordance with Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE. Basic earnings per share is computed using the weighted average number of shares outstanding. Diluted earnings per share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding securities with the ability to purchase or convert into common stock.

                               AMERICAN PLASMA, INC.

                            December 31, 1997 and 1996



NOTE B - PROPERTY AND EQUIPMENT

   The following is a summary of the estimated lives used in determining depreciation and property, plant and equipment at cost, less accumulated depreciation:

                                          Estimated
                                            Useful
                                             Life             1997             1996
                                         -----------      -----------      -----------
      Leasehold improvements             2 - 5 years      $   824,352      $   590,644
      Furniture and fixtures                 5 years          191,138          222,255
      Medical equipment                      5 years          600,685          558,625
                                                          -----------      -----------
                                                            1,616,175        1,371,524
        Less accumulated depreciation and amortization        736,117          628,942
                                                          -----------      -----------
                                                          $   880,058      $   742,582
                                                          -----------      -----------
                                                          -----------      -----------


NOTE C - ACQUISITION AND DISPOSAL OF PLASMA CENTERS


   During 1996, the Company purchased substantially all of the assets of three plasma centers for $1,097,100. The assets acquired were recorded at the combined fair value of $300,000 and the difference was recorded as goodwill. The Company also acquired a noncompete agreement from the former owners of these centers in exchange for a note payable over six years totaling $463,980.

   The Company sold three plasma centers during 1996. Total proceeds from these sales were $1,040,000 and in a net gain on disposition of $1,005,333 was realized.


NOTE D - LINE OF CREDIT

   The Company had an unused revolving line of credit in the amount of $250,000 at December 31, 1997 and 1996. The interest rate on borrowings under this line is prime plus 2%. The agreement was renewed on February 1, 1998.

                               AMERICAN PLASMA, INC.

                            December 31, 1997 and 1996



NOTE E - LONG-TERM OBLIGATIONS

   Long-term obligations consist of the following at December 31:

                                                                             1997          1996
                                                                        -----------    -----------
   Promissory note payable in quarterly installments of
      $40,152 including interest at 12%; matures May 1,
      2002; collateralized by machinery and equipment                   $   532,664    $   623,349
   Promissory note payable on demand, but if no demand
      is made in monthly installments of $5,806 plus
      interest at prime + 2%; maturing September 18, 2000;
      collateralized by substantially all assets of the Company             191,667          -
   Promissory note payable in quarterly installments of
      $19,333; noninterest bearing; matures April 1, 2002;
      collateralized by machinery and equipment                             333,114        410,444
   Noninterest-bearing loan payable to Uro-Tech, Ltd.; the
      agreement has no repayment terms and is classified
      as long-term                                                            -             75,000
                                                                        -----------    -----------
                                                                          1,057,445      1,108,793
      Less:  current maturities                                            (249,516)      (165,348)
                                                                        -----------    -----------
                                                                        $   807,929    $   943,445
                                                                        -----------    -----------
                                                                        -----------    -----------

Maturities of long term debt for the five years following December 31, are as follows:

      Year ending
      December 31,                                                                         Amount
      ------------                                                                      ----------
        1998                                                                            $  249,516
        1999                                                                               262,153
        2000                                                                               259,338
        2001                                                                               223,535
        2002                                                                                62,903
                                                                                        ----------
                                                                                        $1,057,445
                                                                                        ----------
                                                                                        ----------

                           AMERICAN PLASMA, INC.

                       December 31, 1997 and 1996



NOTE F - INCOME TAXES

   The components of the Company's deferred taxes are:

                                                                           1997           1996
                                                                        -----------    -----------
      Deferred tax assets
         Depreciation and asset basis differences                        $  74,164      $  75,021
         Accrued expenses not currently deductible
           for tax purposes                                                 29,238         53,517
         Other                                                               5,374          -
                                                                        -----------    -----------
                                                                           108,776        128,538
      Deferred tax liability
         Other                                                               -             (4,482)
                                                                        -----------    -----------
      Net deferred tax asset                                              $108,776       $124,056
                                                                        -----------    -----------
                                                                        -----------    -----------

   During the year ended December 31, 1996, the Company's income tax rate differed from the Federal statutory rate primarily due to earnings attributable to the period the Company operated as a partnership. Taxes on these earnings were payable by the partners, not the Company.

   Income taxes receivable for 1997 represents amounts related to federal income taxes and income taxes payable for 1997 represents amounts due for state income taxes. Income taxes payable for 1996 represents amounts due for both federal and state income taxes.


NOTE G - COMMITMENTS

   OPERATING LEASES

   The Company conducts a portion of its operations in leased facilities and leases certain equipment. The following is a schedule by years of minimum rental payments due under these operating leases.

        Year ending
        December 31,                                      Amount
        ------------                                  -----------
           1998                                        $  504,100
           1999                                           430,200
           2000                                           316,800
           2001                                           221,800
           2002                                           225,800
         Thereafter                                       676,800
                                                      -----------
                                                       $2,375,500
                                                      -----------
                                                      -----------

                               AMERICAN PLASMA, INC.

                            December 31, 1997 and 1996



NOTE G - COMMITMENTS AND CONTINGENCIES - CONTINUED

   Total rent expense on operating leases was $559,854 and $469,140 for 1997 and 1996, respectively.

   EMPLOYMENT AGREEMENT

   The Company has entered into two employment agreements with an officer and an executive. The annual commitment of these two agreements combined are as follows:

       Year ending
       December 31,                                       Amount
       ------------                                   -----------
           1998                                       $   135,600
           1999                                           135,600
           2000                                            86,850
           2001                                            45,600
                                                      -----------
                                                      $   403,650
                                                      -----------
                                                      -----------